Exhibit 10.4

LOAN AGREEMENT

between

ORIENT VICTORIA PTE. LTD

(Registration No. 201508743W)

(“The Lender”)

And

KAROOOOO PTE. LTD

(Registration No. 201817157Z)

(“The Borrower”)

1.	LOAN

1.1.	The Lender agrees to lend and advance up to USD 65,000,000 to the Borrower for the sole purpose of facilitating the takeover of Cartrack Holdings Limited by Karooooo Pte. Ltd.

1.2.	The Borrower acknowledges that it will become truly and lawfully indebted to the Lender and agrees to repay the Loan amount and any interest attracted thereto to the Lender as quickly as possible.

2.	INTEREST AND UNDERTAKINGS BY THE BORROWER

2.1.	The Loan shall bear interest at 1.25% per annum.

2.2.	The Borrower will not declare any dividends until the loan amount and interest is fully repaid to the Lender in USD.

2.3.	The Borrower will repay the Lender into the Lenders Bank Account in Singapore as indicated in Annexure 1.

2.4.	The Borrower will not use the loan as working capital for the business.

3.	RELATIONSHIP OF THE PARTIES

The relationship of the Parties inter se shall be governed by the terms of this Agreement and nothing contained herein shall be deemed:

3.1.	to constitute a partnership between the Parties; or

3.2.	entitle or authorise either Party to incur liability on behalf of the other, unless specifically stated otherwise in this agreement.

4.	DISPUTES

Having regard to the high degree of good faith that must exist between the Parties, the Parties agree to do their utmost to ensure that disputes between them are settled in the courts of Singapore and under Singapore law.

5.	CESSION, ASSIGNMENT AND CHANGE OF CONTROL

Neither Party shall be entitled to cede their rights, assign their rights and obligations or delegate their obligations hereunder to any person without the prior written consent of the other Party, which consent may be withheld.

6.	DOMICILIUM AND NOTICES

6.1.	The Parties choose as their domicilia citandi et executandi for all purposes under this Agreement, whether in respect of court process, notices or other documents or communications of whatsoever nature (including the exercise of any option), the addresses set out below:

The Borrower:     17 Blair Road Singapore

The Lender:        17 Blair Road Singapore

6.2.	Each Party shall be entitled from time to time, by written notice to the other, to vary its domicilium citandi et executandi to any other physical address. Any notice given and any payment made by either Party to the other which:

6.2.1.	is delivered by hand during the normal business hours of the addressee at the addressee’s domicilium citandi et executandi for the time being, or which is transmitted by facsimile, shall be presumed to have been received by the addressee at the time of delivery or transmission, as the case may be;

6.2.2.	is posted by prepaid registered post to the addressee at the addressee’s domicilium citandi et executandi for the time being shall be presumed to have been received by the addressee on the seventh day after the date of posting;

6.2.3.	sent by fax to its chosen fax number shall be deemed to have been received on the date of despatch (unless the contrary is proved); or

6.3.	Notwithstanding the provisions of the aforegoing clauses, in the event that a written notice or any process is actually received by a Party, such receipt shall be valid for all purposes under this Agreement notwithstanding that it was not received at a Party’s chosen domicilium citandi et executandi.

7.	GENERAL

7.1.	No relaxation, indulgence or extension of time granted by any Party to another Party shall be construed as a waiver of any of the Grantor’s rights in terms hereof, or a novation of any of the terms of this Agreement or estop the Grantor from enforcing strict and punctual compliance with the terms of this Agreement.

7.2.	No variation or amendment of, addition to, consensual cancellation of or waiver of any right arising in terms of this Agreement shall be of any force or effect unless it is reduced to writing and signed by a duly authorised representative of each of the Parties.

7.3.	This Agreement constitutes the entire agreement between the Parties in relation to the subject matter hereof and no Party shall accordingly be bound by any undertaking, representation or warranty not recorded herein.

7.4.	Neither Party has been induced into entering into this Agreement or to undertake any of the respective obligations which they have undertaken in terms hereof by any representations, warranties, whether expressed or implied, nor any other matter or condition other than as recorded herein.

7.5.	If any provision of this Agreement is wholly or partially invalid, unenforceable or unlawful, then this Agreement shall be severable in respect of the provision in question (to the extent that it is invalid, unenforceable or unlawful) and the remaining provisions of this Agreement shall remain of full force and effect.

7.6.	Both Parties have the power to enter into the Agreement and to perform their obligations under it and have taken all necessary corporate and/or other actions to authorize the execution, delivery and performance of this Agreement.

FOR:	ORIENT VICTORIA PTE. LTD

Signature:	/s/ I. J. Calisto
who warrants that he / she is duly authorised thereto

Name:	I. J. Calisto

Date:	20201222

Place:	Johannesburg

Witness:	/s/ Amelia Sherman

KAROOOOO PTE. LTD

/s/ I. J. Calisto
who warrants that he / she is duly authorised thereto

I. J. Calisto

20201222

Johannesburg

/s/ Amelia Sherman	(Witness)

Addendum to Loan Agreement between ORIENT VICTORIA PTE. LTD (Registration No. 201508743W) (“The Lender”) And KAROOOOO PTE. LTD (Registration No. 201817157Z) (“The Borrower”)

Addendum to Loan Agreement

Parties

1.	Orient Victoria Pte. Ltd. Registration 201508743W, a company incorporated in Singapore with registered office at No 2 Aljunied Avenue 1, Framework Building 2, #06-11 Singapore 389977 (Lender).

2.	Karooooo Pte. Ltd. Registration 201817157Z, a company registered in Singapore with registered office at 10 Anson Road #12-14 International Plaza Singapore 079903 (Borrower).

1.	Both Parties agree to change clause 1 In the original agreement dated 22 December 2020 to the below:

1.1.	The Lender agrees to lend and advance up to USD 65,000,000 to the Borrower for the sole purpose of facilitating the takeover of Cartrack Holdings Limited by Karooooo Pte. Ltd. As to avoid any doubt, this loan can not be used for operational working capital.

1.2.	The Borrower acknowledges that it will become truly and lawfully indebted to the Lender and agrees to repay the Loan amount and any interest attracted thereto to the Lender as quickly as possible.

1.3.	The Lender can only demand payment after the first 12 month following the implementation of the Scheme and the JSE inward listing or if the Borrower is in breach.

All other points and clauses remain as per the original agreement.

Execution

Executed as an agreement on 15 February 2021

Signed for and on behalf of
Orient Victoria Pte. Ltd.:

/s/ Isaias Jose Calisto
Director
Isaias Jose Calisto

Signed for and on behalf of
Karooooo Pte Ltd

/s/ Isaias Jose Calisto
Director
Isaias Jose Calisto